SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 19, 2008

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Pershing Square Commitment

     On March 19, 2008, Borders Group, Inc. (the “Company”) and Pershing Square Capital Management, L.P. (together with its affiliates, “Pershing Square”) entered into a Commitment Letter (the “Commitment Letter”) whereby Pershing Square, on behalf of its managed funds and their affiliates, has committed to provide the Company with a senior secured term loan facility for up to $42,500,000 (the “Term Loan Facility”), and to make an offer to purchase, at the option of the Company (the “Purchase Offer Option”), certain of the foreign businesses of the Company for an aggregate cash price of $125,000,000 (less any debt attributable to those businesses). In connection with consummation of the Commitment Letter, the Company would grant Pershing Square 14.7 million warrants (the “Warrants”) convertible into 19.99% of the shares of common stock that would be outstanding on a pro forma basis giving effect to the exercise of the Warrants. The Term Loan Facility, the Purchase Offer Option and the granting of the Warrants are collectively referred to herein as the “Financing Transaction.” The Financing Transaction was unanimously approved by the disinterested members of the Company’s board of directors after a full review by the Company and its financial and legal advisors of the Pershing Square commitment and other alternatives.

     The Commitment Letter will terminate on the earlier of April 4, 2008 or 5 business days after Pershing Square’s written notice to the Company of material non-compliance by the Company with the terms of the Commitment Letter (which has not been cured). Pershing Square’s commitment is subject to the satisfaction or waiver by Pershing Square of certain conditions specified in the Commitment Letter, including:

  negotiation and execution and delivery of definitive agreements;
  the absence of a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, from March 19, 2008;
  no issuance of additional debt, equity or related financial instruments (subject to certain exceptions) by the Company or its subsidiaries prior to the closing of Commitment Letter without the consent of Pershing Square;
  the approval of the terms of the Financing Transaction by the lenders under the Company’s existing revolving credit facility (the “Existing Facility”); and
  the satisfaction of all the conditions to the effectiveness and funding of the Term Loan Facility.

Alternative Transactions

     The Commitment Letter is binding on Pershing Square until April 4, 2008 but allows the Company to pursue alternative financing arrangements on more advantageous terms until the Closing Date. The Company must notify Pershing Square of any proposal it receives with respect to an “Alternative Transaction” (as defined below), and has agreed not to enter into any definitive agreement with respect to an Alternative Transaction unless: (a) a majority of the disinterested directors of the Company has determined that it is reasonably capable of being implemented and would be more favorable to the Company than the Financing Transaction; (b) the Company informs Pershing Square of such determination and provides Pershing Square at least two business days to modify its commitment; and (c) Pershing Square fails to adequately modify its commitment so as to make the Alternative Transaction no longer more favorable to the Company. An “Alternative Transaction” means a transaction that is an alternative to any component of the Financing Transaction, other than a proposal or indication of interest that is solely with respect to a sale of assets of the Company, a sale of stock or assets of a subsidiary of the Company, a sale of the Company as a whole or an amendment to the Existing Credit Facility that does not increase its committed amount.

     The Company has agreed to reimburse Pershing Square for its reasonable fees and expenses, up to $5,000,000, incurred by it in connection with the Commitment Letter and the Financing Transaction.

Term Loan Facility

     The Term Loan Facility will be a senior secured term loan facility in an amount not to exceed $42,500,000, with a maturity date of January 15, 2009. The Term Loan would bear interest at a rate per annum equal to 12.5% per annum. All obligations under the Term Loan Facility would be unconditionally guaranteed by each subsidiary that is a guarantor under the Existing Facility, and the Term Loan Facility would be secured by a first-priority, perfected security interest in a number of shares of the capital stock of Paperchase Products Ltd (“Paperchase”), with a fair market value as pledged as of the date of closing of the Financing Transaction (the “Closing Date”) equal to $43.8 million. Pershing Square will receive a fee equal to 2.25% of the initial maximum principal amount of the loan on the Closing Date, and an additional 2.25% of the principal of the loan as and when repaid.

     The effectiveness of the Term Loan Facility would be conditioned upon customary terms and conditions described in the term sheet attached as an exhibit to the Commitment Letter.

Purchase Offer Option

     The Purchase Offer Option is a backstop purchase offer that will give the Company the right, but not the obligation, until January 15, 2009, to require Pershing Square to purchase the Company’s Paperchase, Australia, New Zealand and Singapore subsidiaries, as well as its approximately 17% interest in Bookshop Acquisitions, Inc. (Borders U.K.) (collectively, the “Subject Companies”). Pershing Square’s purchase offer is at a price of $125,000,000 (less any indebtedness for borrowed money of the subject businesses) and on customary terms to be negotiated prior to the Closing Date, consistent with the term sheet attached as an exhibit to the Commitment Letter. Proceeds to the Company of any such purchase by Pershing Square would be first applied to repay amounts outstanding under the Term Loan Facility.

     The Company may sell all of the foregoing businesses or may elect to sell only Paperchase and the Company’s interest in Bookshop Acquisitions (collectively, the “UK Business”) alone or together with the Company’s Singapore business. In the event of such election, the purchase price for the UK Business will be $55,000,000, or $57,500,000 for the UK

Business and the Company’s business in Singapore (in each case, minus attributable indebtedness for borrowed money).

     The definitive stock purchase agreement to be executed in connection with the Company’s exercise of the Purchase Offer Option would include customary and reasonable conditions relating to the Subject Companies, the stock purchase, the Company, and material legal and regulatory matters. In addition, Pershing Square’s obligations also would be subject to additional conditions, including that the Company has used reasonable commercial efforts to find third party buyers for the Subject Companies for a purchase price in excess of the purchase price pursuant to the Purchase Offer Option, and that a majority of the independent directors of the Company’s board, after receiving advice from financial and legal advisers, has concluded that the sale of the Subject Companies to Pershing Square is fair to and in the best interests of the Company and its stockholders who are not affiliated with Pershing Square.

     The Company has retained the right, in its sole discretion, to forego selling some or all of the Subject Companies to any party, to sell some or all of the Subject Companies to one or more third parties, or to require Pershing Square to consummate the purchase transaction. Pershing Square has no right of first refusal or breakup fee or other preemptive right with respect to the sale of the Subject Companies by the Company to other parties.

Warrants

     On the Closing Date, Pershing Square would be issued 14.7 million Warrants having a term of 7.5 years to purchase shares of Company common stock at a price of $7.00 per share (subject to anti-dilution adjustments). The Warrants are convertible into 19.99 % of the shares of common stock that would be outstanding on a pro forma basis giving effect to the exercise of the Warrants. The Warrants will be cash-settled until the issuance of the underlying shares is approved by the Company’s shareholders, and in certain other circumstances, described below.

     The Warrants would be freely transferable, subject to securities law restrictions, and benefiting from customary demand and piggy-back registration rights with respect to the Warrants and the shares underlying the Warrants. The holders of the Warrants would have customary protections upon a change in control of the Company, including (a) in the case of a merger for US-listed public stock, the right to convert into warrants on the merger consideration unless the Company elects (at the Company’s option) to settle the Warrants for cash and (b) in the case of any other change of control transaction or a de-listing, a mandatory cash settlement. In either case (a) or (b), the cash settlement price would be determined by a financial institution chosen by the parties using standard option pricing models taking into account the intrinsic and option value of the Warrants, but assuming annualized volatility of 35% over the Warrant’s remaining term.

     The Warrants will feature full anti-dilution protection, including preservation of the right to convert into 19.99% of fully-diluted shares of common stock that would be outstanding on a pro forma basis giving effect to the issuance of the shares underlying the Warrant at all times and “full-ratchet” adjustment to the exercise price for future issuances (in each case, other than ordinary course issuances of equity interests under employee benefit plans), and adjustments to compensate for value of all cash dividends and distributions and payment of all non-cash dividends or distributions on an as-converted basis. In the case of (i) all Warrants outstanding after a merger for US-listed public stock in a company with a market capitalization of over $1 billion or (ii) Warrants no longer beneficially held by Pershing Square, such Warrants will have only customary anti-dilution protections, including institutional weighted average method adjustments to the exercise price for future issuances (subject to customary exceptions), and adjustments to compensate for the value of dividends and distributions.

     Pershing Square may elect prior to the Closing Date that a proportion of Warrants would be settled solely for cash (“Cash Settled Warrants”). In addition, the Warrant agreement would provide that (a) prior to shareholder approval of the issuance of shares on exercise of the Warrants (as required by NYSE shareholder approval policy) or (b) to the extent necessary to stay below the 35% beneficial ownership level that would cause an Event of Default (for Change in Control) under the Existing Facility, and avoid material change of control triggers in existing annual incentive plans, the Warrants held by Pershing Square would cease to be exercisable for shares and instead be Cash Settled Warrants. The Company will take such commercially reasonable actions as Pershing Square may reasonably request from time to time to maximize the number of Warrants exercisable for shares that Pershing Square may hold in a manner consistent with the foregoing requirements and applicable anti-takeover and other laws, including the obligation to call special meetings of shareholders as Pershing Square may reasonably request until the shareholder approval has been received, and the obligation to amend the annual incentive plans to permit exercise of the Warrants for shares without triggering a Change of Control under the terms of such plan by no later than February 2, 2009. Any Cash Settled Warrants no longer held by Pershing Square or its affiliates, will, at Pershing Square’s option, become Warrants exercisable for shares upon transfer, except that the foregoing shall not apply if the issuance of shares upon exercise of the Warrants has not received shareholder approval.

     So long as (a) the aggregate number of shares of the Company’s common stock held by Pershing Square including Warrants or derivative contracts is at least 15% and (b) the aggregate number of Warrants held by Pershing Square is at least 5%, in each of cases (a) and (b) on a fully-diluted basis (excluding unexercised warrants and options issued in the ordinary course of business under employee benefit plans), then the Warrant agreement would prohibit (a) the implementation of a poison pill or similar defenses by the Company or (b) the issuance of preferred stock or instruments convertible, exchangeable or exerciseable into preferred stock or common stock of the Company, in each case without the consent of Pershing Square.

     In connection with the issuance of the Warrants, Pershing Square will agree not to cause the change of the control provision of the Existing Facility to be breached as a result of the exercise of the Warrants or other action taken by Pershing Square. Pershing Square will further agree that through the 2009 annual shareholders’ meeting it will not seek to prevent the board of the Company from maintaining a majority of independent directors and will condition any material transactions between the Company and Pershing Square on the receipt of independent director approval. In addition, Pershing Square would agree not to sell or transfer shares or Warrants to others (or cash settle its Warrants) prior to the end of 2008, except after the public announcement of a change of control or other extraordinary transaction involving the Company.

     The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 2.01. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On March 20, 2008, the Company issued a press release regarding, among other things, its entry into the Commitment Letter and its financial results for the fourth quarter and full year of fiscal 2007 ended February 2, 2008. A copy of the press release is attached hereto as Exhibit 99.1.

     The information contained in this Item 2.01, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of Borders Group, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibit No. Description

10.1	Commitment Letter from Pershing Square Capital Management, L.P. to Borders
Group, Inc., dated as of March 19, 2008

99.1	Press Release of Borders Group, Inc., dated March 20, 2008

SAFE HARBOR STATEMENT

     Forward-looking statements in this report should be read in conjunction with the Safe Harbor Statement in Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated: March 21, 2008	By: /s/ Edward W. Wilhelm
Edward W. Wilhelm
Executive Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No. Description

10.1	Commitment Letter from Pershing Square Capital Management, L.P. to Borders Group, Inc., dated as of March 19, 2008

99.1	Press Release of Borders Group, Inc., dated March 20, 2008